Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES YEAR-TO-DATE NET INCOME OF $43.0 MILLION, UP 12.5% FROM LAST YEAR; DECLARES CASH DIVIDEND

NORWICH, NY (October 25, 2010) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the nine months ended September 30, 2010 was $1.25 per share, as compared with $1.13 per share for the nine months ended September 30, 2009.  Annualized return on average assets and return on average equity were 1.05% and 11.01%, respectively, for the nine months ended September 30, 2010, compared with 0.95% and 10.89%, respectively, for the nine months ended September 30, 2009.  Net interest margin (on a fully taxable equivalent basis (“FTE”)) was 4.17% for the nine months ended September 30, 2010, up 17 basis points (“bp”) from 4.00% for the nine months ended September 30, 2009.  Net income for the nine months ended September 30, 2010 was $43.0 million, up $4.8 million, or 12.5%, from the nine months ended September 30, 2009.

Net income per diluted share for the three months ended September 30, 2010 was $0.42, as compared with $0.40 per share for the three months ended September 30, 2009.  Annualized return on average assets and return on average equity were 1.07% and 10.89%, respectively, for the three months ended September 30, 2010, compared with 0.99% and 11.01%, respectively, for the three months ended September 30, 2009.  FTE net interest margin was 4.15% for the three months ended September 30, 2010, up 17 bp from 3.98% for the three months ended September 30, 2009.  Net income for the three months ended September 30, 2010 was $14.6 million, up $1.0 million, or 7.3%, from $13.6 million for the third quarter last year.

“We remain pleased with our financial results in this challenging environment," said NBT President and CEO Martin Dietrich. "Our approach of aggressively managing our conservative banking strategy continues to produce positive results.  Our financial performance is especially encouraging when compared to peer data, specifically net interest margin, return on average assets and return on average equity.  Importantly, we have achieved these results while maintaining our focus on strategic investments for future growth, including expanding into new markets”

Loan and Lease Quality and Provision for Loan and Lease Losses

Past due loans as a percentage of total loans has improved to 0.78% at September 30, 2010, as compared with 0.89% at December 31, 2009.   Nonperforming loans increased slightly to $43.6 million or 1.20% of total loans and leases at September 30, 2010 compared with $41.3 million or 1.13% at December 31, 2009.

Net charge-offs for the nine months ended September 30, 2010 were $17.8 million compared to $18.7 million for the same period in 2009.  Net charge-offs for the three months ended September 30, 2010 were $6.0 million compared to $7.2 million for the same period in 2009.    The annualized net charge-off ratio for the nine months ended September 30, 2010 was 0.65% compared to 0.70% for the year ended December 31, 2009.

The allowance for loan and lease losses totaled $71.9 million at September 30, 2010 as compared with $70.3 million at June 30, 2010.  The allowance for loan and lease losses as a percentage of loans and leases was 1.98% at September 30, 2010 as compared to 1.93% at June 30, 2010.  The increase in the allowance for loan and lease losses is due to a specific allocation made during the three month period ended September 30, 2010 of $1.6 million on one impaired commercial credit.

The Company recorded a provision for loan and lease losses of $23.1 million during the nine months ended September 30, 2010, as compared with $24.8 million during the nine months ended September 30, 2009.  The Company recorded a provision for loan and lease losses of $7.5 million during the third quarter of 2010 compared with $9.1 million during the third quarter of 2009.  While the aforementioned specific allocation which was recorded during the three month period ending September 30, 2010 contributed to an increase in provision for these periods, this was more than offset by the overall decrease in total provision. The decrease in total provision is due to ongoing modeling of the required levels of reserves which considers historical charge-offs, loan growth and economic trends.

Net Interest Income

Net interest income was up 5.0% to $152.0 million for the nine months ended September 30, 2010 compared with $144.8 million for the nine months ended September 30, 2009.  The Company’s FTE net interest margin was 4.17% for the nine months ended September 30, 2010, as compared with 4.00% for the nine months ended September 30, 2009.  As a result of the Company’s excess liquidity, our Federal Funds sold position had a net negative impact of approximately 5 bp on our net interest margin for the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009.

While the yield on interest earning assets decreased 36 bp, the yield on interest bearing liabilities declined 59 bp, which resulted in an increase in the FTE net interest margin for the nine months ended September 30, 2010 compared to the same period for 2009.  The yield on securities available for sale was 3.74% for the nine months ended September 30, 2010, as compared with 4.61% for the nine months ended September 30, 2009.  The yield on loans and leases was 5.92% for the nine months ended September 30, 2010, as compared with 6.07% for the nine months ended September 30, 2009.  The yield on time deposits was 2.10% for the nine months ended September 30, 2010, as compared with 2.75% for the nine months ended September 30, 2009.  The yield on money market deposit accounts was 0.62% for the nine months ended September 30, 2010, as compared with 1.32% for the nine months ended September 30, 2009.

Net interest income was up 4.0% to $50.6 million for the three months ended September 30, 2010 compared with $48.7 million for the three months ended September 30, 2009.  The Company’s FTE net interest margin was 4.15% for the three months ended September 30, 2010, as compared with 3.98% for the three months ended September 30, 2009.  As a result of the Company’s excess liquidity, our Federal Funds sold position had a net negative impact of approximately 4 bp on our net interest margin for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009.

While the yield on interest earning assets decreased 31 bp, the yield on interest bearing liabilities declined 56 bp, which resulted in an increase in the net interest margin for the three months ended September 30, 2010 compared to the same period for 2009.  The yield on securities available for sale was 3.49% for the three months ended September 30, 2010, as compared with 4.35% for the three months ended September 30, 2009.  The yield on loans and leases was 5.85% for the three months ended September 30, 2010, as compared with 6.00% for the three months ended September 30, 2009.  The yield on time deposits was 2.00% for the three months ended September 30, 2010, as compared with 2.57% for the three months ended September 30, 2009.  The yield on money market deposit accounts was 0.53% for the three months ended September 30, 2010, as compared with 1.28% for the three months ended September 30, 2009.

Noninterest Income

Noninterest income for the nine months ended September 30, 2010 was $61.7 million, up $1.4 million or 2.3% from $60.3 million for the same period in 2009.  The increase in noninterest income was due primarily to an increase in retirement plan administration fees of approximately $1.3 million for the nine month period ended September 30, 2010 as compared with the nine month period ended September 30, 2009 as a result of organic growth and increased asset values from improved market conditions.  In addition, the Company experienced an increase in net securities gains of approximately $1.1 million for the nine months ended September 30, 2010 as compared to the same period in 2009 due primarily to the sale of one equity position during the third quarter of 2010.  Trust revenue increased approximately $0.6 million for the nine months ended September 30, 2010 as compared to the same period in 2009 due primarily to an increase in fair value of trust assets under administration.  Other financial services revenue increased approximately $0.6 million for the nine months ended September 30, 2010 as compared to the same period in 2009, due primarily to expansion into new markets within our footprint.  These increases were partially offset by a decrease in service charges on deposit accounts of approximately $2.0 million as a result of a decrease in overdraft activity due to changes in consumer behavior caused by economic conditions as well as the effects of implementing new regulations regarding overdraft fees.  In addition, other noninterest income decreased approximately $0.9 million, or 17.0%, for the nine months ended September 30, 2010 as compared with the same period in 2009 due primarily to a decrease in mortgage banking revenue as a result of a decrease in loan sales.

Noninterest income for the three months ended September 30, 2010 was $21.0 million, relatively flat compared with $20.9 million for the same period in 2009.  Net securities gains increased approximately $1.0 million for the three months ended September 30, 2010 as compared to the same period in 2009.  This increase was due primarily to the aforementioned equity sale.  Slight increases in ATM and debit card fees, insurance and other financial services revenue, and retirement plan administration fees also contributed to the increase in noninterest income.  These increases were offset by a decrease in service charges on deposit accounts of approximately $1.2 million, or 16.3%, for the three months ended September 30, 2010 as compared with the same period in 2009.  The decrease in service charges was the result of a decrease in overdraft activity due to changes in consumer behavior caused by economic conditions as well as the effects of implementing new regulations regarding overdraft fees.  In addition, other noninterest income decreased approximately $0.4 million, or 21.0%, for the three months ended September 30, 2010 as compared with the same period in 2009, due primarily to a decrease in mortgage banking revenue as a result of a decrease in loan sales.

Noninterest Expense and Income Tax Expense

Noninterest expense for the nine months ended September 30, 2010 was $131.0 million, up from $125.3 million, or 4.6%, for the same period in 2009.  Salaries and employee benefits increased $7.9 million, or 12.6%, for the nine months ended September 30, 2010 compared with the same period in 2009.  This increase was due primarily to increases in full-time-equivalent employees, merit increases, employee benefits, and incentive compensation.  In addition, the Company incurred a debt prepayment penalty of $1.2 million to pay off long-term debt during the third quarter of 2010, while no prepayment penalties were incurred for the same period in 2009.  These increases were partially offset by a decrease in FDIC expenses of approximately $2.4 million for the nine month period ended September 30, 2010, as compared with the nine months ended September 30, 2009.  This decrease resulted from the special assessment levied by the FDIC in the second quarter of 2009.  In addition, professional fees and outside services decreased by $1.3 million, or 16.3%, for the nine month period ended September 30, 2010 as compared with the nine months ended September 30, 2009.  This decrease was due primarily to nonrecurring legal fees incurred during the second quarter of 2009 related to de novo branch activity as well as non-recurring systems consulting services incurred in the third quarter of 2009.  Income tax expense for the nine month period ended September 30, 2010 was $16.5 million, down from $16.9 million for the same period in 2009.  This decrease is primarily the result of an amendment to New York State tax law to conform to the bad debt treatment afforded under Federal law, which resulted in a reduction to tax expense of $0.6 million for the nine month period ended September 30, 2010.  The effective tax rate was 27.8% for the nine months ended September 30, 2010, as compared to 30.7% for the same period in 2009.

Noninterest expense for the three months ended September 30, 2010 was $44.7 million, up from $41.0 million, or 8.9%, for the same period in 2009.  Salaries and employee benefits increased $2.8 million, or 13.2%, for the three months ended September 30, 2010 compared with the same period in 2009.  This increase was due primarily to increases in full-time-equivalent employees, merit increases and other employee benefits.  In addition, the Company incurred a debt prepayment penalty of $1.2 million to pay off long-term debt during the third quarter of 2010, while no prepayment penalties were incurred for the same period in 2009.  These increases were partially offset by a decrease in professional fees and outside services of approximately $0.6 million for the three month period ended September 30, 2010, as compared with the three months ended September 30, 2009.  This decrease resulted primarily from non-recurring systems consulting services incurred in the third quarter of 2009.  Income tax expense for the three month period ended September 30, 2010 was $4.8 million, down from $5.8 million for the same period in 2009.  This decrease is primarily the result of an amendment to New York State tax law to conform to the bad debt treatment afforded under Federal law, which resulted in a reduction to tax expense of $0.6 million in the third quarter of 2010.  The effective tax rate was 24.9% for the three months ended September 30, 2010, as compared to 30.0% for the same period in 2009.

Balance Sheet

Total assets were $5.5 billion at September 30, 2010, up $18.0 million or 0.3% from December 31, 2009.  Loans and leases were $3.6 billion at September 30, 2010, down $24.0 million from December 31, 2009.  Total deposits were $4.2 billion at September 30, 2010, up $109.6 million from December 31, 2009.  Stockholders’ equity was $534.3 million, representing a total equity-to-total assets ratio of 9.75% at September 30, 2010, compared with $505.1 million or a total equity-to-total assets ratio of 9.24% at December 31, 2009.

Stock Repurchase Program

Under previously disclosed stock repurchase plans, the Company purchased 23,810 shares of its common stock during the nine month period ended September 30, 2010, for a total of $0.5 million at an average price of $20.03 per share.  At September 30, 2010, there were 976,190 shares available for repurchase under this previously announced stock repurchase plan.  This plan was authorized on October 26, 2009 in the amount of 1,000,000 shares and expires on December 31, 2011.

Dividend Declared

The NBT Board of Directors declared a 2010 fourth-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on December 15, 2010 to shareholders of record as of December 1, 2010.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.5 billion at September 30, 2010.  The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 123 locations, including 85 NBT Bank offices in upstate New York, 37 Pennstar Bank offices in northeastern Pennsylvania and one office in Burlington, Vermont.  EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	2010	2009	Net Change		Percent Change
	(dollars in thousands, except per share data)

Three Months Ended September 30,
Net Income	$14,570	$13,578	$992		7%
Diluted Earnings Per Share	$0.42	$0.40	$0.02		5%
Weighted Average Diluted
Common Shares Outstanding	34,512,724	34,342,125	170,599		0%
Return on Average Assets (1)	1.07%	0.99%	8	bp	8%
Return on Average Equity (1)	10.89%	11.01%	(12	bp)	-1%
Net Interest Margin (2)	4.15%	3.98%	17	bp	4%

Nine Months Ended September 30,
Net Income	$42,970	$38,210	$4,760		12%
Diluted Earnings Per Share	$1.25	$1.13	$0.12		11%
Weighted Average Diluted
Common Shares Outstanding	34,482,097	33,780,769	701,328		2%
Return on Average Assets	1.05%	0.95%	10	bp	11%
Return on Average Equity	11.01%	10.89%	12	bp	1%
Net Interest Margin (2)	4.17%	4.00%	17	bp	4%

Asset Quality	September 30,	December 31,
	2010	2009
Nonaccrual Loans	$41,248	$38,746
90 Days Past Due and Still Accruing	$2,349	$2,526
Total Nonperforming Loans	$43,597	$41,272
Other Real Estate Owned	$1,143	$2,358
Total Nonperforming Assets	$44,740	$43,630
Past Due Loans	$28,200	$32,349
Potential Problem Loans	$84,043	$79,072
Allowance for Loan and Lease Losses	$71,875	$66,550
Allowance for Loan and Lease Losses to Total Loans and Leases	1.98%	1.83%
Total Nonperforming Loans to Total Loans and Leases	1.20%	1.13%
Total Nonperforming Assets to Total Assets	0.82%	0.80%
Past Due Loans to Total Loans and Leases	0.78%	0.89%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	164.86%	161.25%
Net Charge-Offs to YTD Average Loans and Leases	0.65%	0.70%

Capital
Equity to Assets	9.75%	9.24%
Book Value Per Share	$15.50	$14.69
Tangible Book Value Per Share	$11.64	$10.75
Tier 1 Leverage Ratio	9.06%	8.35%
Tier 1 Capital Ratio	12.19%	11.34%
Total Risk-Based Capital Ratio	13.44%	12.59%

Quarterly Common Stock Price	2010		2009
Quarter End	High	Low	High	Low
March 31	$23.99	$19.15	$28.37	$15.42
June 30	$25.96	$20.33	25.22	20.49
September 30	$23.06	$19.27	24.16	20.57
December 31			23.59	19.43

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	September 30,	December 31,	Net	Percent
	2010	2009	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,621,367	$3,645,398	$(24,031)	-1%
Earning Assets	$5,023,366	$5,009,251	$14,115	0%
Total Assets	$5,481,992	$5,464,026	$17,966	0%
Deposits	$4,202,621	$4,093,046	$109,575	3%
Stockholders’ Equity	$534,251	$505,123	$29,128	6%

	2010	2009
Average Balances	(dollars in thousands, except per share data)
Three Months Ended September 30,
Loans and Leases	$3,631,637	$3,627,803	$3,834
Securities Available For Sale
(excluding unrealized gains or losses)	$1,052,985	$1,082,655	$(29,670)
Securities Held To Maturity	$111,140	$161,915	$(50,775)
Trading Securities	$2,513	$2,109	$404
Regulatory Equity Investment	$30,638	$37,372	$(6,734)
Short-Term Interest Bearing Accounts	$132,734	$99,501	$33,233
Total Earning Assets	$4,959,134	$5,009,246	$(50,112)
Total Assets	$5,396,676	$5,415,374	$(18,698)
Interest Bearing Deposits	$3,281,560	$3,316,011	$(34,451)
Non-Interest Bearing Deposits	$827,358	$737,064	$90,294
Short-Term Borrowings	$159,480	$132,459	$27,021
Long-Term Borrowings	$520,103	$660,838	$(140,735)
Total Interest Bearing Liabilities	$3,961,143	$4,109,308	$(148,165)
Stockholders’ Equity	$530,585	$489,140	$41,445

Average Balances
Nine Months Ended September 30,
Loans and Leases	$3,637,532	$3,646,437	$(8,905)
Securities Available For Sale
(excluding unrealized gains or losses)	$1,085,171	$1,085,746	$(575)
Securities Held To Maturity	$138,339	$146,350	$(8,011)
Trading Securities	$2,515	$1,801	$714
Regulatory Equity Investment	$32,840	$38,143	$(5,303)
Short-Term Interest Bearing Accounts	$121,211	$76,523	$44,688
Total Earning Assets	$5,015,093	$4,993,199	$21,894
Total Assets	$5,455,845	$5,405,331	$50,514
Interest Bearing Deposits	$3,343,001	$3,336,644	$6,357
Non-Interest Bearing Deposits	$789,160	$708,513	$80,647
Short-Term Borrowings	$156,248	$133,668	$22,580
Long-Term Borrowings	$566,044	$683,830	$(117,786)
Total Interest Bearing Liabilities	$4,065,293	$4,154,142	$(88,849)
Stockholders’ Equity	$521,861	$469,236	$52,625

NBT Bancorp Inc. and Subsidiaries	September 30,	December 31,
Consolidated Balance Sheets (unaudited)	2010	2009
(in thousands)

ASSETS
Cash and due from banks	$119,519	$107,980
Short term interest bearing accounts	221,214	79,181
Securities available for sale, at fair value	1,080,165	1,116,758
Securities held to maturity (fair value of $105,130 and $161,851 at September 30, 2010 and December 31, 2009, respectively)	103,173	159,946
Trading securities	2,550	2,410
Federal Reserve and Federal Home Loan Bank stock	29,928	35,979
Loans and leases	3,621,367	3,645,398
Less allowance for loan and lease losses	71,875	66,550
Net loans and leases	3,549,492	3,578,848
Premises and equipment, net	66,602	66,221
Goodwill	114,842	114,938
Intangible assets, net	18,288	20,590
Bank owned life insurance	74,428	74,751
Other assets	101,791	106,424
TOTAL ASSETS	$5,481,992	$5,464,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$825,022	$789,989
Savings, NOW, and money market	2,409,661	2,269,779
Time	967,938	1,033,278
Total deposits	4,202,621	4,093,046
Short-term borrowings	166,464	155,977
Long-term debt	429,468	554,698
Trust preferred debentures	75,422	75,422
Other liabilities	73,766	79,760
Total liabilities	4,947,741	4,958,903

Total stockholders' equity	534,251	505,123

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,481,992	$5,464,026

	Three months ended		Nine months ended
NBT Bancorp Inc. and Subsidiaries	September 30,		September 30,
Consolidated Statements of Income (unaudited)	2010	2009	2010	2009
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,301	$54,666	$160,496	$164,963
Securities available for sale	8,621	11,116	28,223	35,162
Securities held to maturity	908	1,239	3,123	3,682
Other	482	615	1,547	1,582
Total interest, fee and dividend income	63,312	67,636	193,389	205,389
Interest expense:
Deposits	7,174	12,002	23,627	38,964
Short-term borrowings	91	142	338	413
Long-term debt	4,374	5,761	14,289	17,956
Trust preferred debentures	1,046	1,049	3,106	3,211
Total interest expense	12,685	18,954	41,360	60,544
Net interest income	50,627	48,682	152,029	144,845
Provision for loan and lease losses	7,529	9,101	23,122	24,751
Net interest income after provision for loan and lease losses	43,098	39,581	128,907	120,094
Noninterest income:
Trust	1,786	1,668	5,461	4,838
Service charges on deposit accounts	5,953	7,110	18,384	20,357
ATM and debit card fees	2,660	2,443	7,489	6,993
Insurance and other financial services revenue	4,595	4,368	14,540	13,926
Net securities gains	1,120	129	1,211	146
Bank owned life insurance income	655	683	2,444	2,225
Retirement plan administration fees	2,612	2,412	7,597	6,347
Other	1,610	2,037	4,526	5,453
Total noninterest income	20,991	20,850	61,652	60,285
Noninterest expense:
Salaries and employee benefits	24,090	21,272	70,518	62,646
Office supplies and postage	1,542	1,426	4,538	4,385
Occupancy	3,709	3,481	11,527	11,256
Equipment	2,053	1,997	6,194	6,024
Professional fees and outside services	2,068	2,691	6,543	7,820
Data processing and communications	2,971	3,305	9,454	9,924
Amortization of intangible assets	767	827	2,328	2,465
Loan collection and other real estate owned	548	755	2,275	2,177
FDIC expenses	1,621	1,535	4,734	7,096
Prepayment penalty on long-term debt	1,205	-	1,205	-
Other operating	4,110	3,743	11,725	11,483
Total noninterest expense	44,684	41,032	131,041	125,276
Income before income taxes	19,405	19,399	59,518	55,103
Income taxes	4,835	5,821	16,548	16,893
Net income	$14,570	$13,578	$42,970	$38,210
Earnings Per Share:
Basic	$0.42	$0.40	$1.25	$1.14
Diluted	$0.42	$0.40	$1.25	$1.13

NBT Bancorp Inc. and Subsidiaries	3Q	2Q	1Q	4Q	3Q
Quarterly Consolidated Statements of Income (unaudited)	2010	2010	2010	2009	2009
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,301	$53,503	$53,692	$55,361	$54,666
Securities available for sale	8,621	9,556	10,046	10,810	11,116
Securities held to maturity	908	1,078	1,137	1,212	1,239
Other	482	469	596	621	615
Total interest, fee and dividend income	63,312	64,606	65,471	68,004	67,636
Interest expense:
Deposits	7,174	7,999	8,454	9,532	12,002
Short-term borrowings	91	123	124	139	142
Long-term debt	4,374	4,850	5,065	5,673	5,761
Trust preferred debentures	1,046	1,033	1,027	1,036	1,049
Total interest expense	12,685	14,005	14,670	16,380	18,954
Net interest income	50,627	50,601	50,801	51,624	48,682
Provision for loan and lease losses	7,529	6,350	9,243	8,641	9,101
Net interest income after provision for loan and lease losses	43,098	44,251	41,558	42,983	39,581
Noninterest income:
Trust	1,786	1,909	1,766	1,881	1,668
Service charges on deposit accounts	5,953	6,301	6,130	6,808	7,110
ATM and debit card fees	2,660	2,462	2,367	2,346	2,443
Insurance and other financial services revenue	4,595	4,700	5,245	3,799	4,368
Net securities gains/(losses)	1,120	63	28	(2)	129
Bank owned life insurance income	655	808	981	910	683
Retirement plan administration fees	2,612	2,595	2,390	2,739	2,412
Other	1,610	1,482	1,434	1,365	2,037
Total noninterest income	20,991	20,320	20,341	19,846	20,850
Noninterest expense:
Salaries and employee benefits	24,090	24,224	22,204	22,919	21,272
Office supplies and postage	1,542	1,454	1,542	1,472	1,426
Occupancy	3,709	3,666	4,152	3,608	3,481
Equipment	2,053	2,041	2,100	2,115	1,997
Professional fees and outside services	2,068	2,191	2,284	2,688	2,691
Data processing and communications	2,971	3,265	3,218	3,314	3,305
Amortization of intangible assets	767	780	781	781	827
Loan collection and other real estate owned	548	668	1,059	589	755
FDIC expenses	1,621	1,560	1,553	1,312	1,535
Prepayment penalty on long-term debt	1,205	-	-	-	-
Other operating	4,110	4,348	3,267	6,492	3,743
Total noninterest expense	44,684	44,197	42,160	45,290	41,032
Income before income taxes	19,405	20,374	19,739	17,539	19,399
Income taxes	4,835	5,950	5,763	3,738	5,821
Net income	$14,570	$14,424	$13,976	$13,801	$13,578
Earnings per share:
Basic	$0.42	$0.42	$0.41	$0.40	$0.40
Diluted	$0.42	$0.42	$0.41	$0.40	$0.40

Three months ended September 30,
	2010			2009
(dollars in thousands)	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
ASSETS
Short-term interest bearing accounts	$132,734	$77	0.23%	$99,501	$74	0.30%
Securities available for sale (1)(excluding unrealized gains or losses)	1,052,985	9,258	3.49%	1,082,655	11,859	4.35%
Securities held to maturity (1)	111,140	1,364	4.87%	161,915	1,871	4.58%
Investment in FRB and FHLB Banks	30,638	405	5.23%	37,372	541	5.74%
Loans and leases (2)	3,631,637	53,506	5.85%	3,627,803	54,857	6.00%
Total interest earning assets	$4,959,134	$64,610	5.17%	$5,009,246	$69,202	5.48%
Other assets	437,542			406,128
Total assets	$5,396,676			$5,415,374

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,078,771	1,445	0.53%	$1,025,345	$3,317	1.28%
NOW deposit accounts	665,893	616	0.37%	582,307	694	0.47%
Savings deposits	564,847	217	0.15%	509,258	217	0.17%
Time deposits	972,049	4,896	2.00%	1,199,101	7,774	2.57%
Total interest bearing deposits	$3,281,560	$7,174	0.87%	$3,316,011	$12,002	1.44%
Short-term borrowings	159,480	91	0.23%	132,459	142	0.43%
Trust preferred debentures	75,422	1,046	5.50%	75,422	1,049	5.52%
Long-term debt	444,681	4,374	3.90%	585,416	5,761	3.90%
Total interest bearing liabilities	$3,961,143	$12,685	1.27%	$4,109,308	$18,954	1.83%
Demand deposits	827,358			737,064
Other liabilities	77,590			79,862
Stockholders' equity	530,585			489,140
Total liabilities and stockholders' equity	$5,396,676			$5,415,374
Net interest income (FTE)		51,925			50,248
Interest rate spread			3.90%			3.64%
Net interest margin			4.15%			3.98%
Taxable equivalent adjustment		1,298			1,566
Net interest income		$50,627			$48,682

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Nine months ended September 30,
	2010			2009
(dollars in thousands)	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
ASSETS
Short-term interest bearing accounts	$121,211	$219	0.24%	$76,523	$150	0.26%
Securities available for sale (1)(excluding unrealized gains or losses)	1,085,171	30,326	3.74%	1,085,746	37,399	4.61%
Securities held to maturity (1)	138,339	4,702	4.54%	146,350	5,553	5.07%
Investment in FRB and FHLB Banks	32,840	1,329	5.40%	38,143	1,432	5.02%
Loans and leases (2)	3,637,532	161,097	5.92%	3,646,437	165,578	6.07%
Total interest earning assets	$5,015,093	$197,673	5.27%	$4,993,199	$210,112	5.63%
Other assets	440,752			412,132
Total assets	$5,455,845			$5,405,331

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,100,904	5,085	0.62%	$995,233	$9,806	1.32%
NOW deposit accounts	692,178	2,207	0.43%	571,478	2,328	0.54%
Savings deposits	551,662	623	0.15%	497,040	631	0.17%
Time deposits	998,257	15,712	2.10%	1,272,893	26,199	2.75%
Total interest bearing deposits	$3,343,001	$23,627	0.94%	$3,336,644	$38,964	1.56%
Short-term borrowings	156,248	338	0.29%	133,668	413	0.41%
Trust preferred debentures	75,422	3,106	5.51%	75,422	3,211	5.69%
Long-term debt	490,622	14,289	3.89%	608,408	17,956	3.95%
Total interest bearing liabilities	$4,065,293	$41,360	1.36%	$4,154,142	$60,544	1.95%
Demand deposits	789,160			708,513
Other liabilities	79,531			73,440
Stockholders' equity	521,861			469,236
Total liabilities and stockholders' equity	$5,455,845			$5,405,331
Net interest income (FTE)		156,313			149,568
Interest rate spread			3.91%			3.68%
Net interest margin			4.17%			4.00%
Taxable equivalent adjustment		4,284			4,723
Net interest income		$152,029			$144,845

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

(In thousands)	September 30, 2010	December 31, 2009
Residential real estate mortgages	$558,875	$622,898
Commercial	597,809	581,870
Commercial real estate mortgages	815,349	718,235
Real estate construction and development	50,979	76,721
Agricultural and agricultural real estate mortgages	114,673	122,466
Consumer	860,405	856,956
Home equity	586,873	603,585
Lease financing	36,404	62,667
Total loans and leases	$3,621,367	$3,645,398